Exhibit 24

EDISON INTERNATIONAL
POWER OF ATTORNEY

The undersigned, EDISON INTERNATIONAL, a California corporation, and certain of its officers and/or directors, do each hereby constitute and appoint W. JAMES SCILACCI, BARBARA E. MATHEWS, POLLY L. GAULT, MARK C. CLARKE, GEORGE T. TABATA, PAIGE W. R. WHITE, MICHAEL A. HENRY, DARLA F. FORTE, and BONITA J. SMITH, or any of them, to act severally as attorney-in-fact, for the purpose of executing and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, a registration statement or registration statements and all amendments and/or supplements thereto for the purposes of registering and/or continuing the registration of up to 28,000,000 additional shares of Common Stock of Edison International to be offered and sold through the Edison International 2007 Performance Incentive Plan, granting unto said attorneys in-fact, and each of them, full power and authority to do every act and thing whatsoever necessary for such  purposes as fully as the undersigned or any of them could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

Executed at Rosemead, California, as of this 11th day of July, 2011.

EDISON INTERNATIONAL

By: /s/ Theodore F. Craver, Jr.
      ___________________________
THEODORE F. CRAVER, JR.
Chairman of the Board, President
and Chief Executive Officer

Edison International
Power of Attorney dated July 11, 2011
2007 Performance Incentive Plan
(Amended and Restated as of February 24, 2011)

Attest:

/s/ Barbara E. Mathews
___________________________________
BARBARA E. MATHEWS
Vice President, Associate General Counsel,
Chief Governance Officer and Corporate Secretary

Principal Executive Officer and Director:

/s/ Theodore F. Craver, Jr.
___________________________________               Chairman of the Board, President,
THEODORE F. CRAVER, JR.                     Chief Executive Officer and Director

Principal Financial Officer:

/s/ W. James Scilacci
___________________________________               Executive Vice President,
W. JAMES SCILACCI                                                         Chief Financial Officer and Treasurer

Controller and Principal Accounting Officer:

/s/ Mark C. Clarke
___________________________________               Vice President and Controller
MARK C. CLARKE

Edison International
Power of Attorney dated July 11, 2011
2007 Performance Incentive Plan
(Amended and Restated as of February 24, 2011)

Additional Directors:

/s/ Jagjeet S. Bindra	Director	/s/ Ronald L. Olson	Director
JAGJEET S. BINDRA		RONALD L. OLSON
/s/ Vanessa C.L. Chang	Director	/s/ James M. Rosser	Director
VANESSA C.L. CHANG		JAMES M. ROSSER
/s/ France A. Cordova	Director	/s/ Richard T. Schlosberg	Director
FRANCE A. CÓRDOVA		RICHARD T. SCHLOSBERG
/s/ Charles B. Curtis	Director	/s/ Thomas C. Sutton	Director
CHARLES B. CURTIS		THOMAS C. SUTTON
/s/ Bradford M. Freeman	Director	/s/ Brett White	Director
BRADFORD M. FREEMAN		BRETT WHITE
/s/ Luis G. Nogales	Director
LUIS G. NOGALES